UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

August 4, 2017

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

Office Venture LLC Agreement

On August 4, 2017, FPOVHI Member, LLC (“FP Member”), a subsidiary of Five Point Holdings, LLC (the “Company”), entered into the Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC, dated as of August 4, 2017 (the “Office Venture LLCA”), with Irvine Office Member, L.L.C., a Delaware limited liability company (“RP Member”), and LNR BC, LLC, a Delaware limited liability company (“SW Member”). RP Member and SW Member are affiliated with existing investors in Heritage Fields LLC (the “Great Park Venture”), the entity that is developing the Great Park Neighborhoods and in which the Company owns a 37.5% percentage interest. The Office Venture LLCA governs the affairs of Five Point Office Venture Holdings I, LLC, a Delaware limited liability company (the “Office Venture”). The Office Venture was formed to acquire from a subsidiary of Broadcom Limited (together with its subsidiaries, “Broadcom”) approximately 73 acres of commercial land (the “Broadcom Campus”) in the Great Park Neighborhoods on which four buildings have been or are being built, two of which will be leased by Broadcom. As described under Item 8.01 of this Report, the Office Venture acquired the Broadcom Campus on August 10, 2017, through its wholly owned subsidiary, Five Point Office Venture I, LLC, a Delaware limited liability company (“FPOV”).

On August 8, 2017, FP Member made a capital contribution of $106.5 million to the Office Venture and acquired a 75% interest. FP Member is the manager of the Office Venture, with responsibility to manage and administer its day-to-day business and affairs and implement the approved business plan. FP Member and RP Member are deemed the “Voting Members” under the Office Venture LLCA, and each is entitled to appoint two individuals to an Executive Committee. The prior approval of the Executive Committee (acting unanimously) is required for certain matters (collectively, the “Major Decisions”), including, among other things: (a) any sale, exchange, transfer or other disposition of all or any portion of the Broadcom Campus or any Office Venture subsidiary; (b) any financing or refinancing and any material modifications or amendments to any financing or refinancing; and (c) any guaranty, indemnity or other form of credit enhancement by any member to any lender. Certain matters require the unanimous approval of all of the members of the Office Venture, including: entering into contracts or arrangements with members or their affiliates; issuing securities that would disproportionately affect distributions to SW Member; initiating or consenting to bankruptcy filings; undertaking a material change in business; and dissolving the Office Venture or its subsidiaries. The Office Venture LLCA provides that, to the maximum extent allowed by law, neither the manager nor the members have any obligations (fiduciary or otherwise) to make investment opportunities available to the Office Venture or the other members. The manager and each member may engage in whatever activities they may choose, whether or not competitive with the Office Venture, without any obligation to offer any interest in such activities to the Office Venture or to any other member. The Office Venture will be dissolved upon the first to occur of: (i) the sale, transfer or other disposition of all or substantially all of its (or certain of its subsidiaries’) assets; (ii) the affirmative election of the members to dissolve; or (iii) the entry of a decree of judicial dissolution.

The foregoing description is qualified in its entirety by reference to the full text of the Office Venture LLCA, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Guaranty Agreements

On August 10, 2017, the Company executed a Guaranty Agreement and a Mezzanine Guaranty Agreement (together, the “Guaranties”) for the benefit of SPT CA Fundings 2, LLC, a Delaware limited liability company and an affiliate of SW Member (the “Lender”). The Lender is providing loans totaling approximately $339 million to FPOV and its parent entity, Five Point Office Venture Member I, LLC (“FPOV Member”), through a Loan Agreement and a Mezzanine Loan Agreement (together, the “Financing Agreements”) in order to finance FPOV’s purchase of the Broadcom Campus and the cost of tenant improvements and certain capital expenditures. Under the Guaranties, the Company guarantees (i) payment to the Lender of losses of the Lender under the Financing Agreements arising out of or in connection with fraud, intentional misrepresentation, gross negligence, willful misconduct, illegal acts and certain other “bad acts” of FPOV or its affiliates and (ii) repayment of all of the indebtedness incurred by FPOV under the Financing Agreements upon the occurrence of certain bankruptcy or insolvency events or customary “bad act” recourse exceptions involving FPOV or its affiliates. Under the Guaranties, the Company has agreed to maintain a minimum net worth of $100 million and minimum liquidity of $5 million.

The foregoing description of the Guaranty Agreement and the Mezzanine Guaranty Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are filed hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2017, the Company issued a press release announcing its results of operations for the three months ended June 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Guaranty Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events.

On August 10, 2017, FPOV completed the purchase of the Broadcom Campus for approximately $443 million. The Great Park Venture originally sold the Broadcom Campus to Broadcom in March 2015 but retained an option (the “Repurchase Option”) to repurchase the property prior to a sale by Broadcom to a third party. On May 8, 2017, the Great Park Venture assigned the Repurchase Option to FPOV, which was then a subsidiary of the Great Park Venture. On May 9, 2017, FPOV notified Broadcom of its intention to exercise the Repurchase Option. On or about August 4, 2017, the Great Park Venture elected not to acquire the Broadcom Campus and assigned all outstanding membership interests in FPOV to FPOV Member.

The Broadcom Campus was originally entitled for 2,000,000 square feet of research and development use. On the Broadcom Campus, two buildings have been completed and two more are nearing completion, for a total of approximately 1,039,000 square feet. FPOV funded the purchase price for the Broadcom Campus (and the cost of future tenant improvements and capital expenditures) with capital contributions and approximately $339 million in borrowings under the Financing Agreements, which are non-recourse other than for customary “bad act” recourse exceptions. As part of the transaction, two of the buildings on the property (approximately 660,000 aggregate square feet) will be leased back to Broadcom under a 20-year triple net lease. Subsidiaries of the Company and Lennar Corporation will also lease space in one of the buildings under ten-year full service gross leases. A wholly owned subsidiary of the Company has entered into a property management agreement with the Office Venture to oversee construction and management of the buildings and common areas and leasing activities. Also, FPOV sold certain excess entitlements benefitting the Broadcom Campus back to the Great Park Venture. The excess entitlements include all of the building square footage planned but not currently being constructed at the Broadcom Campus and other entitlements. The excess entitlements can be utilized by the Great Park Venture for a variety of uses, including commercial, retail and residential uses, in accordance with the flexible zoning ordinances applicable to the Great Park Neighborhoods.

A copy of the Company’s recent press release relating to the acquisition of the Broadcom Campus is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC, dated as of August 4, 2017

10.2	Guaranty Agreement, executed as of August 10, 2017, by Five Point Holdings, LLC for the benefit of SPT CA Funding 2, LLC

10.3	Mezzanine Guaranty Agreement, executed as of August 10, 2017, by Five Point Holdings, LLC for the benefit of SPT CA Funding 2, LLC

99.1	Press Release, dated August 10, 2017, Announcing Results for the Quarter Ended June 30, 2017

99.2	Press Release, dated August 10, 2017, Announcing the Broadcom Campus Acquisition

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 10, 2017

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC, dated as of August 4, 2017

10.2	Guaranty Agreement, executed as of August 10, 2017, by Five Point Holdings, LLC for the benefit of SPT CA Funding 2, LLC

10.3	Mezzanine Guaranty Agreement, executed as of August 10, 2017, by Five Point Holdings, LLC for the benefit of SPT CA Funding 2, LLC

99.1	Press Release, dated August 10, 2017, Announcing Results for the Quarter Ended June 30, 2017

99.2	Press Release, dated August 10, 2017, Announcing the Broadcom Campus Acquisition

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